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                                                                   EXHIBIT 10.17





                     LEAVITT TUBE COMPANY

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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CONTENTS
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
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                                                                            PAGE
Article 1.       Establishment and Purpose  . . . . . . . . . . . . . . . .   1

Article 2.       Definitions  . . . . . . . . . . . . . . . . . . . . . . .   1

Article 3.       Administration . . . . . . . . . . . . . . . . . . . . . .   3

Article 4.       Eligibility and Participation  . . . . . . . . . . . . . .   3

Article 5.       Profit Sharing Benefits  . . . . . . . . . . . . . . . . .   4

Article 6.       Forfeiture of Benefits . . . . . . . . . . . . . . . . . .   5

Article 7.       Change in Control  . . . . . . . . . . . . . . . . . . . .   5

Article 8.       Rights of Participants . . . . . . . . . . . . . . . . . .   5

Article 9.       Withholding of Taxes . . . . . . . . . . . . . . . . . . .   6

Article 10.      Amendment and Termination  . . . . . . . . . . . . . . . .   6

Article 11.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .   7

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SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE 1.       ESTABLISHMENT AND PURPOSE.

         1.1 ESTABLISHMENT. Leavitt Tube Company, Inc., a Delaware corporation (the "Company"), hereby establishes, effective as of August 30, 1996, a nonqualified supplemental executive retirement plan for key employees as described herein, which shall be known as the "Leavitt Tube Company Supplemental Executive Retirement Plan" (the "Plan").

         1.2 PURPOSE. The principal purpose of the Plan is to provide protection against reductions in Company profit sharing contributions under the Qualified Profit Sharing Plan which are limited by operation of certain tax laws.

ARTICLE 2.       DEFINITIONS.

         Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a)     "Board" means the Board of Directors of the Company.

         (b) "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                   (i) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

                 (iii) The stockholders of the Company approve: (a) a plan of complete liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all the Company's assets; or (c) a merger,





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                          consolidation, or reorganization of the Company with
                          or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                 However, in no event shall a Change in Control be deemed to have occurred, with respect to the executive, if the executive is part of a purchasing group which consummates the
                 Change-in-Control transaction.   The executive shall be deemed
                 "part of a purchasing group" for purposes of the preceding sentence if the executive is an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

         (c)     "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Committee" means the Compensation Committee, or any other committee appointed by the Board to administer the Plan, or if no such committee is appointed, the Board.

         (e) "Company" means Leavitt Tube Company, Inc., a Delaware corporation.

         (f) "Compensation" shall have the same meaning as defined in the Qualified Profit Sharing Plan.

         (g) "Disability" shall have the same meaning as defined in the Qualified Profit Sharing Plan.

         (h) "Normal Retirement Age" means the date of a Participant's 65th birthday.

         (i) "Participant" means an individual whose Qualified Profit Sharing Plan contributions are affected by Sections 415 or 401(a)(17) of the Code, or other individuals selected by the Committee for participation in the Plan.

         (j) "Plan" means the Leavitt Tube Company Supplemental Executive Retirement Plan as set forth in this document.

         (k) "Qualified Profit Sharing Plan" means the tax qualified defined contribution profit sharing plan known as the Leavitt Tube Company Salaried Employees Profit Sharing and 401(k) Plan.





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         (l)     "Retirement" means a voluntary termination of a Participant's employment at any time following Normal Retirement Age.

         (m) "Top-Hat Group" means those executives who comprise a select group of management or highly compensated employees.

         (n)     "Year" or "Plan Year" means the calendar year.

ARTICLE 3.       ADMINISTRATION.

         3.1 AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. However, the Committee may delegate any and all of its authority granted under the Plan to any executive or executives of the Company.

         The Committee shall have the same powers, rights, duties, and obligations as are extended to the Committee in the Qualified Profit Sharing Plan, including but not limited to, the right to establish rules for the administration of the Plan.

         3.2 INDEMNIFICATION. The members of the Committee and the Board, and the agents, officers, directors, and employees of the Company and its affiliates shall be indemnified and held harmless by the Company from and against any and all claims, loss, damages, expenses (including reasonable counsel fees) and liability to which any such person may be subjected by reason of any act done or omitted to be done with respect to the Plan, except where the same is finally adjudicated to be due to the wilful misconduct of such person.

         3.3 DECISIONS BINDING. The Committee shall have the exclusive right and the maximum discretion permitted by law to construe, interpret, and apply the provisions of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board and the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4.       ELIGIBILITY AND PARTICIPATION.

         4.1 ELIGIBILITY. Persons eligible to participate in the Plan shall include all individuals in the Top-Hat Group whose Qualified Profit Sharing Plan contributions are limited by Code Sections 415 or 401(a)(17). In addition, the Plan may include key executives of the Company, as selected by the Committee, at its sole discretion. It is the intent of the Company to extend eligibility only to those executives who comprise a select group of management or highly compensated employees, such that the Plan shall qualify for treatment as a "Top-Hat" plan under the Employee Retirement Income Security Act of 1974, as amended.

         In the event a Participant no longer meets the requirements for participation in the Plan, such Participant shall become an inactive Participant, retaining all benefits accrued under the Plan, except the right to any future participation or benefit accruals, until such time that the Participant again becomes an active Participant.





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         4.2     NOTIFICATION OF ELIGIBILITY.  An employee shall, within thirty
(30) calendar days of becoming eligible to participate in the Plan, be notified by the Company of such eligibility.

ARTICLE 5.       PROFIT SHARING BENEFITS.

         5.1 COMPANY CONTRIBUTIONS. For each Year in which an employee is a Participant, the Company shall credit to each Participant's account in the Plan an amount equal to (a) minus (b) where:

         (a) Is the amount which would have been credited to the Participant's account under the Qualified Profit Sharing Plan from employer profit sharing contributions and forfeitures for such Year had the amounts not been limited by Section 415 and/or Section 401(a)(17) of the Code; and

         (b) Is the amount which actually is credited to the Participant's account under the Qualified Profit Sharing Plan from employer profit sharing contributions and forfeitures for such Year.

         5.2 DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Committee also shall have the ability to make discretionary contributions to the Plan, on behalf of each Participant actively employed by the Company at the end of such Plan Year; however, the Company is not required to make a contribution in any Plan Year. The amount of any such discretionary contribution shall be at the complete discretion of the Committee and may vary for each Participant.

         5.3 VESTING OF COMPANY CONTRIBUTIONS. Each Participant shall vest in his or her Company contributions described under Articles 5.1 and 5.2 herein according to the following schedule:


====================================================================
 NUMBER OF YEARS
 OF CREDITED SERVICE                      CUMULATIVE
 UNDER THE QUALIFIED                      PERCENTAGE OF VESTED
 PROFIT SHARING PLAN                      COMPANY CONTRIBUTIONS
--------------------------------------------------------------------
 1                                           20%
 2                                           40%
 3                                           60%
 4                                           80%
 5                                          100%
--------------------------------------------------------------------

         5.4 FORM AND TIMING OF BENEFIT PAYMENTS. Vested benefit payments under this Plan shall be paid in cash in a single lump sum and shall be paid out as soon as practicable following termination of employment.





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         5.5     EARNINGS ON COMPANY CONTRIBUTIONS.  Company contributions
under the Plan shall be credited with earnings, compounded on an annual basis, at a rate determined by the Committee to be equal to the rate of return on those securities held during the corresponding period by the Qualified Profit Sharing Plan "Balanced Fund."

         5.6 DISTRIBUTION UPON DEATH OR DISABILITY. In the event of death or Disability, all benefits payable under this Plan shall vest in full and be paid to Participants or beneficiaries in the manner set forth in Article 5.4 herein.

         5.7 BENEFICIARY. The beneficiary designated by each Participant under the Qualified Profit Sharing Plan shall be the beneficiary of the Participant's benefits under this Plan.

ARTICLE 6.       FORFEITURE OF BENEFITS.

         6.1 TERMINATION FOR CAUSE. In the event that a Participant's employment is terminated by the Company as a result of the Participant's being convicted of a felony, or because of the Participant's repeated occurrences of grossly inadequate performance, as determined by the Board in its sole discretion, as of the date of such determination, the Participant shall forfeit all rights and entitlement to benefit payments from this Plan.

         6.2 OTHER TERMINATIONS. In the event of a Participant's termination of employment for any reason other than death, Disability, or for "Cause" (as provided in Article 6.1 herein), the vested portion of the Participant's benefit shall be paid out in accordance with Article 5.4 herein. All nonvested amounts shall be forfeited to the Company unless the Committee, at its sole discretion, should decide otherwise.

ARTICLE 7.       CHANGE IN CONTROL.

         Upon the occurrence of a Change in Control, all benefits payable under the Plan, including nonvested contributions, shall vest in full. If an employee is terminated subsequent to a change in control, all amounts will be paid in full in accordance with Article 5.4, except for benefits impacted by
Article 6.1.

ARTICLE 8.       RIGHTS OF PARTICIPANTS.

         8.1 CONTRACTUAL OBLIGATION. The Plan shall create a contractual obligation on the part of the Company to provide the benefits specified in this Plan to Participants.

         8.2 UNSECURED INTEREST. All benefits paid under the Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial or escrow account, nor create a trust or fiduciary relationship of any kind between the Company and a Participant or any other person. No Participant or party claiming an interest in contributions made on behalf of a Participant shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.





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         The Company may establish one or more trusts, with such trustee as the
Committee may approve, for the purpose of providing for the payment of deferred amounts and/or contributions. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's general creditors. To the extent any contributions under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereof, but to the extent not so paid, such deferred amounts and contributions shall remain the obligation of, and shall be paid by, the Company.

         8.3 EMPLOYMENT. Nothing in the Plan shall interfere with nor limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         8.4 PARTICIPATION. No employee whose participation is at the discretion of the Committee as set forth in Article 2(i) and the second sentence of Article 4.1 of the Plan shall have the right to be selected as a Participant, or, having been so selected for any given Year, to be selected again for any other Year.

ARTICLE 9.       WITHHOLDING OF TAXES.

         The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy Federal, state, and local withholding tax requirements, or to deduct from all payments made pursuant to the Plan amounts sufficient to satisfy withholding tax requirements.

ARTICLE 10.      AMENDMENT AND TERMINATION.

         The Company hereby reserves the right to amend, modify, or terminate the Plan at any time by action of the Committee. Except as described below in this Article 10, no such amendment or termination shall in any material manner adversely affect any Participant's rights to contributions previously credited to the Participant, or interest earned thereon, without the consent of the Participant.

         The Plan is intended to comprise both an ERISA excess benefit plan (to the extent it provides protection against reductions pursuant to Code Section
415) and an unfunded arrangement of deferred compensation maintained primarily for the purpose of providing additional retirement benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and commence termination payout for all or certain Participants, or remove certain employees as Participants, if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. If payout is commenced pursuant to the operation of this Article 10, the payment of such amounts shall be made in the manner described under Article 5.6 herein.





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ARTICLE 11.      MISCELLANEOUS.

         11.1 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Treasurer of the Company. Notice to the Treasurer of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         11.2 NONTRANSFERABILITY. Participants' rights to contributions and interest earned thereon under the Plan may not be sold, transferred, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant.

         11.3 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.4 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         11.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

         11.6 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the applicable provisions of Part I, Title I of ERISA and the laws of the State of Illinois, other than its laws with respect to choice and conflicts of law.

         11.7 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         11.8 EFFECT ON OTHER BENEFIT PLANS. Amounts credited or paid under this Plan shall not be considered to be Compensation for the purposes of the Qualified Profit Sharing Plan. The treatment of such amounts under other employee benefit plans shall be determined pursuant to the provisions of such plans.





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